                                                                    EXHIBIT 99.3

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We have audited, in accordance with auditing standards generally accepted in the United States, the consolidated financial statements of Mrs. Fields' Original Cookies, Inc. and subsidiaries as of January 1, 2000, and December 30, 2000, and for each of the three years in the period ended December 30, 2000, and have issued our report thereon dated March 29, 2001. Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. Schedule II, "Valuation and Qualifying Accounts", is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.



/s/ARTHUR ANDERSEN LLP
----------------------
ARTHUR ANDERSEN LLP

Salt Lake City, Utah
March 29, 2001

                                                                    EXHIBIT 99.3

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                                           Balance at
                                           beginning                                        Balance at
                                           of period        Additions       Deductions     end of period
                                          -----------      -----------      ----------     -------------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
  Year Ended January 2, 1999 .......      $   614,000      $   816,000      $  278,000      $ 1,152,000
                                          ===========      ===========      ==========      ===========

  Year Ended January 1, 2000 .......      $ 1,152,000      $   457,000      $  677,000      $   932,000
                                          ===========      ===========      ==========      ===========

  Year Ended December 30, 2000 .....      $   932,000      $   603,000      $  230,000      $ 1,305,000
                                          ===========      ===========      ==========      ===========

Store Closure and Other Reserve:
   Store Closure Reserve ...........      $ 5,466,000      $11,103,000      $1,858,000      $14,711,000
   Legal Accrual (1) ...............          649,000               --         267,000          382,000
   Lease Obligation Accrual ........          159,000               --         159,000               --
                                          -----------      -----------      ----------      -----------

Year Ended January 2, 1999 .........      $ 6,274,000      $11,103,000      $2,284,000      $15,093,000
                                          ===========      ===========      ==========      ===========

   Store Closure Reserve ...........      $14,711,000      $ 2,239,000      $9,756,000      $ 7,194,000
   Legal Accrual (1) ...............          382,000               --         148,000          234,000
                                          -----------      -----------      ----------      -----------

   Year Ended January 1, 2000 ......      $15,093,000      $ 2,239,000      $9,904,000      $ 7,428,000
                                          ===========      ===========      ==========      ===========

   Store Closure Reserve ...........      $ 7,194,000      $   277,000      $3,692,000      $ 3,779,000
   Legal Accrual (1) ...............          234,000               --         149,000           85,000
                                          -----------      -----------      ----------      -----------

   Year Ended December 30, 2000 ....      $ 7,428,000      $   277,000      $3,841,000      $ 3,864,000
                                          ===========      ===========      ==========      ===========



(1) THE LEGAL ACCRUAL WAS ESTALISHED IN PURCHASE ACCOUNTING AT THE INCEPTION OF THE COMPANY ON SEPTEMBER 19, 1996 AND HAS BEEN UTILIZED FOR THE INTENDED PURPOSES. ANY UNUSED BALANCE WILL BE ADJUSTED BACK TO GOODWILL.


                                       78